Exhibit 99.2

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Investor Presentation | July 2023 Unifund Financial Technologies

The information contained in this investor presentation ( together with oral statements made in connection herewith, the “Presentation”) is provided for information purposes only and does not purport to be all - inclusive, nor does this Presentation purport to contain all of the information required to make a full analysis of the potential business combination between Unifund CCR, LLC (“Unifund,” the “Company”) and Everest Consolidator Acquisition Corporation (“Everest” or “MNTN”) and the related transactions in connection therewith (the “Proposed Business Combination”) . No representations or warranties, express or implied, are given with respect to the accuracy, completeness or reliability of this Presentation or the information (whether written or oral) that has been or will be provided to the recipient (“you” or the “recipient”) . Neither the Company nor Everest has verified, nor will they verify, any part of this Presentation . The recipient should make its own independent investigations and analyses of the Company and Everest and its own assessment of all information and material provided, or made available, by the Company and Everest or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives as deemed necessary before making an investment decision . United States securities laws restrict persons with material non - public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information . To the fullest extent permitted by law, in no circumstances will the Company, Everest or any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, members, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Nothing herein should be construed as legal, financial, tax or other advice . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . NO OFFER OR SOLICITATION This Presentation does not constitute a solicitation of a proxy, consent or approval with respect to any securities in any jurisdiction or in connection with the Proposed Business Combination or any related transactions . This Presentation shall also not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities of the Company or Everest in any jurisdiction . There shall be no sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made in the United States except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended (“Securities Act”), or an exemption therefrom . ADDITIONAL INFORMATION AND WHERE TO FIND IT Everest has publicly filed a registration statement, which will include a proxy statement/prospectus of Everest, and other relevant documents with the Securities and Exchange Commission (the “SEC”), to be used at the meeting of stockholders to approve the Proposed Business Combination . After the registration statement is declared effective by the SEC, Everest and the Company will mail a definitive proxy statement/prospectus/consent solicitation statement relating to the Proposed Business Combination to their respective stockholders . Stockholders of Everest and the Company, potential investors and other interested persons are urged to carefully read the proxy statement/prospectus , and any other relevant documents filed with the SEC in their entirety when they become available , because they contain important information about the Company, Everest and the Proposed Business Combination . Stockholders of Everest and the Company will be able to obtain a free copy of the proxy statement/prospectus, as well as other relevant documents containing information about Everest, the Company and the Proposed Business Combination, without charge, at the SEC’s website located at www . sec . gov . PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 2 Disclaimer

PARTICIPANTS IN SOLICITATION Everest, the Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Everest’s stockholders in respect of the Proposed Business Combination and the other matters that will be set forth in the proxy statement/prospectus . Information regarding Everest’s directors and executive officers is available under the heading Item 10 “Directors, Executive Officers and Corporate Governance” in Everest’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2022 filed with the SEC on March 30 , 2023 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may, in some cases, be different than those of their stockholders generally, will be contained in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available . FORWARD - LOOKING STATEMENTS Certain statements in this Presentation may be considered forward - looking statements within the meaning of Section 27 A of the Securities Act, Section 21 E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 , as amended . Forward - looking statements generally relate to future events or the Company or Everest’s future financial or operating performance . In some cases, you can identify forward - looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “could”, “might”, “plan, “possible”, “project”, “would” or “continue”, or the negatives of these terms or variations of them or similar terminology that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share . These statements are based upon estimates and various assumptions, whether or not identified in this Presentation, and on the current expectations and beliefs of Everest and the Company’s management concerning future developments and their potential effects on Everest and the Company and are not predictions of actual performance . Rather, these forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . While considered reasonable by the Company, Everest and their management, these estimates are inherently uncertain and subject to risks, variability and contingencies, many of which are beyond the Company and Everest’s control . We will not undertake any obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws . You should not place undue reliance on forward - looking statements . The recipient agrees that it shall not seek to sue or otherwise hold the Company, Everest or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives liable in any respect for the provision of this Presentation, the information contained in this Presentation, or the omission of any information from this Presentation . FINANCIAL STATEMENTS The financial statements of the Company, including those referenced and included in this Presentation, have not been audited by a PCAOB licensed auditor, and, therefore, cannot be relied upon with the same degree of assurance as financial statements audited by a licensed PCAOB auditor and does not conform to Regulation S - X promulgated under the Securities Act of 1933 , as amended . Accordingly, such financial statements may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or report or document filed or to be filed or furnished by Everest or the Company with the SEC . USE OF PROJECTIONS This Presentation contains financial forecasts with respect to the Company’s projected financial results, including Revenue , Operating Income, and EBITDA, for the Company’s fiscal years through 2023 . Neither Everest nor the Company’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation . These projections should not be relied upon as being necessarily indicative of future results . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such information will be achieved . See “Forward - Looking Statements” above . The Company and Everest caution that their assumptions may not materialize and that current economic conditions render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty . There can be no assurance that the prospective results are indicative of the future performance of the Company or Everest or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 3 Disclaimer

USE OF NON - GA A P FINANCIAL MEASURES This Presentation includes certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to , EBITDA, and certain ratios and other metrics derived therefrom . These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP . Further, you should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies . The Company believes that the use of these non - GAAP financial measures provides an additional tool for management, the stockholders and potential investors to use in evaluating the Company’s ongoing operating results and trends . Reconciliations of these historical non - GAAP financial measures to the most directly comparable GAAP measures are included on pages 33 and 34 of this Presentation . These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures . To the extent that forward looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward looking non - GAAP measures due to the difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation . INDUSTRY AND MARKET DATA Although certain information and opinions expressed in this Presentation, including market data regarding market size and growth and other statistical information about the Company’s industry, were obtained from sources believed to be reliable and are included in good faith, the Company, Everest, and their respective affiliates, directors, officers and employees, have not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness . Some data is also based on the good faith estimates of Everest and the Company, which are derived from their respective reviews of internal sources as well as the independent sources described above, however, such data has not been verified by any independent source . This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates . In addition, projections, assumptions, and estimates of the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk . This Presentation contains preliminary information only, is subject to change at any time and is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with the Company and Everest . TRADEMARKS AND TRADE NAMES The Company owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business . This Presentation also contains trademarks, service marks, copyrights and trade names of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with the Company or Everest, or an endorsement or sponsorship by or of the Company or Everest . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with or without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company or Everest will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . NO RELAT I ONSHIP Nothing contained in this Presentation will be deemed or construed to create the relationship of partnership, association, principal and agent or joint venture . This Presentation does not create any obligation on the part of either the Company, Everest or the recipient to enter into any further agreement or arrangement . Unless and until a definitive agreement has been fully executed and delivered, no contract or agreement providing for a transaction will be deemed to exist and none of the Company, Everest or the recipient will be under any legal obligation of any kind whatsoever . Accordingly, this Presentation is not intended to create for any party a right of specific performance or a right to seek any payment or damages for failure, for any reason, to complete the proposed transactions contemplated herein . PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 4 Disclaimer

Disclaimer

unIFund

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

- A deterioration in the economic or inflationary environment could affect the ability of consumers to pay their obligations, which could have an adverse effect on our business and results of operations.
- We may be unable to purchase accounts at favorable prices, which could limit our growth and/or profitability.
- Unifund is currently operating under a limited, temporary waiver of certain defaults under its Comvest Credit Facility, and there can be no assurance that it will be able to obtain a further waiver or amendment on acceptable terms or at all.
- We face intense competition that could impair our ability to maintain or grow our purchasing volumes and our ability to achieve our goals.
- We may be adversely affected by possible shortages of available charged-off accounts for purchase at favorable prices.
- Our future operating results will be impaired if we do not replace our charged-off accounts in sufficient amounts. We rely heavily on the consumer credit card sector as a source of the charged-off accounts that we acquire.
- We may purchase receivable portfolios that are unprofitable, and we may be unable to collect sufficient amounts to recover our costs and to fund our operations.
- Our collections may decrease if certain insolvency proceedings and bankruptcy filings involving liquidations increase.
- It can take several years to realize cash returns on our investments in charged-off accounts, during which time we are exposed to many risks in our business.
- A significant portion of our portfolio purchases during any period may be concentrated with a few sellers of charged-off accounts.
- The statistical models we use to project remaining cash flows from our charged-off accounts may prove to be inaccurate, which could result in reduced revenues or the recording of a valuation allowance if we do not achieve the recoveries forecasted by our models.
- We may experience losses on portfolios consisting of new types of receivables or receivables in new markets due to our lack of collection experience with these receivables, which could harm our business, financial condition and results of operations.
- Increases in costs associated with our collections through collection litigation can raise our costs associated with our collection strategies and the individual lawsuits brought against consumers to collect on judgments in our favor.
- Federal or state bankruptcy or debtor laws may impede collection efforts or alter timing and amount of collections.
- We are subject to audits conducted by sellers of debt portfolios and may be required to implement specific changes to our policies and practices as a result of adverse findings by such sellers as a part of the audit process, which could limit our ability to purchase debt portfolios from them in the future, which could materially and adversely affect our business.
- We are dependent on our data gathering systems and proprietary consumer profiles, and if access to such data was lost or became public, our business could be materially and adversely affected.
- Compliance with ever evolving federal and state laws relating to handling of personal information involves significant resources, and any failure to comply may materially adversely affect our business, results of operations, and financial condition.
- In the event of a cyber security breach or similar incident, our business and operations could suffer.
- We may not be able to adequately protect or enforce the intellectual property rights upon which we rely and, as a result, any lack of protection may diminish our competitive advantage.
- Third parties may claim that our products and solutions infringe their intellectual property rights and this may create liability for us or otherwise adversely affect our business, operating results and financial condition.
- If our products infringe on the intellectual property rights of others, we may be required to indemnify our customers for any damages they suffer.
- We utilize third party open-source software components in some of the solutions we license to our clients, and failure to comply with the terms of the underlying open-source software licenses could subject us or our clients to possible litigation.
- Environmental, social and governance ("ESG") issues may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
- Complying with evolving payment card network operating rules and related requirements may be expensive and force us to make adverse changes to our business, and our business and operations could suffer as a result.
- Our business relies on the involvement of payment card networks.
- In the past our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and the management liquidity plan that has currently alleviated such doubt may not succeed.
- We have substantial debt and may incur substantial additional debt in the future, which could adversely affect our financial health, reduce our profitability, limit our ability to obtain financing in the future and pursue certain business opportunities and reduce the value of your investment.

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Disclaimer

unifund

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY CONTINUED

- We have incurred and may in the future incur indebtedness to related parties in transactions that may not have been and may not in the future be conducted on an arm's length basis.
- We may not be able to generate sufficient cash to service all our indebtedness and to fund our working capital and portfolio purchases and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.
- We may not be able to comply with the terms of the Comvest Credit Facility, and the terms of the Comvest Credit Facility may make it difficult or impossible to refinance or replace such facility prior to maturity.
- The equity contributed by the current equityholders of Unifund and its subsidiaries is subject to liens securing the interests of Unifund's lenders under its credit facility, and such liens may remain after the Closing.
- Upon Closing, Payce will be a less than wholly-owned subsidiary of New PubCo, and minority interests of approximately 27.7% of the outstanding Equity Interests in Payce may subject us to risks and liabilities that we would not otherwise face.
- Our success depends on our senior management team, and if we cannot retain them, it could have a material adverse effect on us.
- A portion of our collections depends on success in individual lawsuits. In pursuing legal collections, we may be unable to obtain accurate and authentic account documents for accounts that we purchase.
- We may not be successful in recovering court costs.
- Sellers may deliver portfolios that contain accounts that do not meet our account collection criteria and cannot be returned.
- Our third-party collection attorneys and third-party collection agencies may not comply with their agreements with us.
- We may be contractually required to purchase portfolios at a higher price than desired.
- Volatility in the financial markets may impede our ability to access capital markets and may adversely affect our financial condition.
- We may not be able to recruit and retain key employees and workers in a competitive labor market.
- We may make acquisitions that prove unsuccessful and any mergers, acquisitions, dispositions or joint venture activities may change our business and financial results and introduce new risks.
- We may consume resources in pursuing business opportunities, financings or other transactions that are not consummated, which may strain or divert our resources.

COMPLIANCE AND REGULATORY RISKS

- Failure to comply with existing or new government regulation of the collections industry could result in penalties, fines, litigation, damage to our reputation or the suspension or termination of our ability to conduct our business.
- Investigations or enforcement actions by governmental authorities may result in changes to our business practices, negatively impact our portfolio purchasing volume, and make collection of accounts more difficult or expose us to the risk of fines, penalties, restitution payments and litigation.
- Failure to comply with government regulation could result in the suspension or termination of our ability to conduct business, may require the payment of significant fines and penalties, or require other significant expenditures.
- Failure to establish and maintain effective internal controls could have a material adverse effect on the accuracy and timing of our financial reporting in future periods.
- We use third-party vendors for many services, including the judicial collection of certain accounts. If they fail to adhere to regulatory requirements, it could negatively impact our business.
- We are subject to ongoing risks of litigation, including individual and class actions under consumer credit, collections and other laws.
- Our collections may decrease if bankruptcy filings increase or if bankruptcy laws change.
- Our collections may be limited by laws and regulations governing garnishments of consumer funds.
- Negative attention and news regarding the debt collection industry and individual debt collectors may have a negative impact on a debtor's willingness to pay the charged-off accounts we acquire.

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RISKS RELATED TO ACCOUNTING AND CONTROLS • Unifund has identified material weaknesses in its internal control over financial reporting. If Unifund is unable to remediat e t hese material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, Unifund may not be able to accurately or timely report its fin anc ial condition or results of operations, which may adversely affect investor confidence in Unifund and the value of New PubCo’s stock. • We account for purchased charged - off accounts revenues using the Current Expected Credit Loss (“CECL”) method of accounting in a ccordance with GAAP, which requires significant judgments and estimates about the risk characteristics of the purchased accounts and the timing and amount of future recoveries on such accounts. If these judgments or estimates prove mat eri ally inaccurate, it could cause us to recognize valuation allowances and negatively impact or create volatility in our earnings. • We may be subject to examinations and challenges by tax authorities, and we may be subject to additional examinations and cha lle nges in the future. • Our operating results and cash collections are cyclical and may vary from quarter to quarter. RISKS RELATED TO GOVERNMENT REGULATION AND LITIGATION • Our business is subject to extensive laws and regulations, which have increased and may continue to increase. • Our failure to address the operational, compliance and regulatory risks associated with payment collections, transmission, me tho ds and processing could damage our reputation and brand and could adversely affect our business, financial performance, results of operations or business growth. • Failure to comply with government regulation could result in the suspension, termination or impairment of our ability to cond uct business, may require the payment of significant fines and penalties, or require other significant expenditures. • Negative publicity associated with litigation, governmental investigations, regulatory actions, cyber security breaches and o the r public statements could damage our reputation. RISKS RELATED TO THE COMMON STOCK • The price of New PubCo Common Stock may be volatile, and you may be unable to resell your New PubCo Common Stock at or above the price at which you purchased such stock or at all. • A market for our securities may not continue, which would adversely affect the liquidity and price of its securities. • If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our mark et, or if they change their recommendations regarding common stock adversely, then the price and trading volume of common stock could decline. • Future sales of our common stock or the issuance of other equity securities may adversely affect the market price of our comm on stock. PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 7 Disclaimer

Disclaimer

unIFund

RISKS RELATED TO THE BUSINESS COMBINATION AND EVEREST

- The Business Combination Agreement is subject to a number of conditions, and if those conditions are not satisfied or waived, or if the Business Combination Agreement terminated in accordance with its terms, the Business Combination may not be completed.
- An outbreak of a contagious disease, such as the COVID-19 pandemic, or other public health emergency could materially impact our business and results of operations.
- The Sponsor and each of Everest's officers and directors agreed to vote in favor of our initial business combination, including the Business Combination in particular, as applicable, regardless of how the Everest Stockholders vote.
- Since the Sponsor and our executive officers and directors have interests that are different, or in addition to (and which may conflict with), the interests of our stockholders, a conflict of interest may have existed in determining whether the Business Combination with New PubCo is appropriate as our initial business combination and in recommending that stockholders vote in favor of approval of the Required Stockholder Proposals. Such interests include that the Sponsor and our executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to Everest Class A common stock they may have acquired during or may acquire after the IPO), and that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete the Business Combination, even if it is with a less favorable target company or on less favorable terms to stockholders, rather than liquidate Everest.
- The exercise of Everest's directors' and executive officers' discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Everest Public Stockholders' best interest.
- Everest and Unifund will incur significant transaction and transition costs in connection with the Business Combination.
- Our lack of business diversification could cause our financial condition and operating results to be more susceptible to fluctuations than a more diversified company.
- The Everest Warrant Agreements designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.
- The Proposed New PubCo Certificate of Incorporation will designate the Delaware Court of Chancery or the United States federal district courts as the sole and exclusive forum for substantially all disputes between New PubCo and its stockholders, which could limit New PubCo's stockholders' ability to obtain a favorable judicial forum for disputes with New PubCo or its directors, officers, stockholders, employees or agents.
- The ability of the Everest Public Stockholders to exercise their redemption rights with respect to a large number of our shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
- Uncertainties about the Business Combination during the pre-Closing period may cause third parties to delay or defer decisions concerning Unifund or seek to change existing arrangements.
- The announcement and pendency of the Business Combination could adversely affect Unifund's business, prospects, financial condition or operating results.
- If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur.
- If the Business Combination is not completed, potential alternative target businesses may have leverage over us in negotiating an initial business combination and our ability to conduct due diligence on a business combination as we approach our dissolution deadline may decrease, which could undermine our ability to complete an initial business combination on terms that would produce value for our stockholders.
- The Sponsor, as well as Unifund, and their respective directors, executive officers, advisors, or their affiliates may elect to purchase Everest Class A common stock or Public Warrants from the Everest Public Stockholders, which may influence a vote on the Business Combination and reduce the public "float" of our securities.
- If a stockholder fails to receive notice of our offer to redeem the Everest Class A common stock in connection with Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
- Because of our limited resources and the significant competition for initial business combination opportunities, if the Business Combination is not completed, it may be more difficult for us to complete an initial business combination. If we have not completed our initial business combination within the required time period, the Everest Public Stockholders may receive only approximately $10.20 per share, or less in certain circumstances, on the redemption of their shares, and our warrants will expire worthless.
- Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Everest Public Stockholders.
- Everest is an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if Everest takes advantage of certain exemptions from disclosure requirements available to "emerging growth companies" or "smaller reporting companies," this could make Everest Securities less attractive to investors and may make it more difficult to compare Everest's performance with other public companies.
- The price of the shares of New PubCo Common Stock and New PubCo Warrants may be volatile.
- A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of shares of New PubCo Common Stock to drop significantly, even if New PubCo's business is doing well.
- The Everest Public Stockholders will experience immediate dilution as a consequence of the issuance of shares of New PubCo Common Stock as consideration in the Business Combination.
- Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
- If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.

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Disclaimer

RISKS FOR ANY HOLDERS OF EVEREST WARRANTS FOLLOWING THE BUSINESS COMBINATION

- Following the Business Combination, New PubCo may redeem your New PubCo Warrants prior to their exercise at a time that is disadvantageous to you, thereby significantly impairing the value of such warrants.
- We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
- Nasdaq may not list New PubCo's securities on its exchange, which could limit investors' ability to make transactions in New PubCo's securities and subject New PubCo to additional trading restrictions.
- Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our shares.
- Because Unifund will become a publicly-traded company through the Business Combination rather than an underwritten initial public offering, the scope of due diligence conducted may be different than that conducted by an underwriter in an underwritten initial public offering.
- Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
- Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a "going concern."
- Subsequent to our completion of the Business Combination, we may be required to subsequently take write- downs or write-offs, restructuring and impairment or other charges or file for bankruptcy protection, which could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
- The ability to successfully effect the Business Combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may be from Everest and Unifund and some of whom may join New PubCo following the Business Combination. The loss of key personnel or the hiring of ineffective personnel after the Business Combination could negatively impact the operations and profitability of New PubCo's business.
- If, before distributing the proceeds in the Trust Account to the Everest Public Stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
- If, after we distribute the proceeds in the Trust Account to the Everest Public Stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the Everest Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the Everest Board and us to claims of punitive damages.
- New PubCo will be a holding company with no business operations of its own and will depend on cash flow from Unifund to meet its obligations.
- If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete the Business Combination.

RISKS RELATING TO EVEREST SECURITIES

- The securities in which we invest the funds held in the Trust Account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by Everest Public Stockholders may be less than $10.20 per share.
- Our financial projections may differ materially from actual results.

RISKS RELATED TO THE REDEMPTION

- Everest Public Stockholders who wish to redeem their Everest Class A common stock for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Everest Class A common stock for a pro rata portion of the funds held in the Trust Account.
- If a stockholder fails to receive notice of our offer to redeem our Everest Class A common stock in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
- If you or a "group" of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of the Everest Class A common stock, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Everest Class A common stock.
- There is no guarantee that a stockholder's decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
- A new 1% U.S. federal excise tax may be imposed upon us in connection with the redemptions by us of the Everest Class A common stock.

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 9

Unifund Financial Technologies Transforming Debt Recovery and Management Through Innovation and Technology PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 11 Transaction Summary Sources & Uses # of Shares (MM) Ownership % Current Unifund Shareholders 1 0 . 0 51. 3 % Trust Shareholders (3) 7 . 5 38 . 5 MNTN Sponsor 2 . 0 10 . 3 Total 19 . 5 100.0% Share Price Vested Amount $ 11.50 812,000 Shares Amoun t (MM) Strike Price Expiration Notes Public (1) - - - Tender at $0.50 per share MNTN Sponsor 6. 33 $11.50 5 Years Non - redeemable Sources of Funds Uses of Funds Rollover Equity $100.0 Rollover Equity $100.0 SPAC Cash in Trust 180.0 Redeemed SPAC Shares 120.0 Cash to Balance Sheet 49.4 Estimated Transaction Cost 6.3 Public Warrants Tender (1) 4.3 Total Sources of Cash $ 280.0 Total Uses of Cash $ 280.0 Note: Transaction overview for illustration purposes only (1) Assuming warrant shares gets taken out at $0.50 cents a share. (2) Existing debt and cash balance as of March 31, 2023 (3) Includes 1.5mm bonus shares Share Price $ 10.00 Pro Forma Shares Outstanding 19.5 Equity Value $ 195.0 Plus: Pro Forma Debt (2) 94.0 Less: Pro Forma Cash (2) 57.3 Enterprise Value $ 231.7 Pro Forma Ownership Warrants Outstanding Remaining Founder Share Earnout Vesting Schedule Pro Forma Valuation ($ in millions)

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Investment Thesis ADAM DOOLEY

• Executive management experience includes leading global banks, insurance companies, and other financial services firms • Distinct combination of financial and transactional expertise, as well as extensive governance, regulatory and public company leadership experience • Long - term track record of adding value through operational and strategic enhancements to build next - generation financial services platforms • Strong credibility within a broad network of relationships built through careers in private wealth management and financial technology industries Everest Consolidator Acquisition Corp. The Everest team combines cross - functional expertise from operating executives across the global financial services industry Everest Consolidator Acquisition Overview PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 13 Adam Dooley Chairman and Chief Executive Officer Peter Scaturro Lead Independent Director Elizabeth Mora Audit Committee Chair Rebecca Macieira - Kaufmann Compensation Committee Chair Anil Arora Strategic Advisor Jacqueline Shoback Chief Operating Officer and Director

Proven Management Team Growth Potential Established Business Free Cash - Flow Business that has historically generated, or has the near - term potential to generate, strong and sustainable free cash flow PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 14 Everest Acquisition Criteria Business that would benefit from the financial, operational, strategic and managerial enhancements our executive team can provide to maximize value Business that has a committed and capable management team whose interests are aligned with those of our investors Business that is fundamentally sound with attractive competitive dynamics and has potential to scale inorganically through additional acquisition opportunities

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Unifund Financial Technologies – Investment Thesis 1. PROVEN TRACK RECORD: Over three decades of experience, servicing over $25 billion of debt. 2. SCALABLE BUSINESS MODEL: Asset - light model primed for enhanced shareholder returns. 3. TECHNOLOGICAL INNOVATION: Use of AI & Machine Learning to optimize operations and customer value. 4. DIVERSIFIED REVENUE STREAMS: Stability from a mix of third - party debt servicing and novel analytics solutions. 5. REGULATORY ADVANTAGE: Strong compliance framework for competitive advantage in a regulated industry. 6. GROWTH OUTLOOK: Projected revenue growth and operational efficiencies. 7. STRATEGIC GROWTH: Commitment to strategic partnerships and acquisitions for further expansion. 15

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Everest believe s that an ideal de - SPAC target should generate value by leveraging added SPAC trust capital to drive sustainable multiple expansion. Everest believes that Unifund will be able to accelerate organic growth with this added capital and reinvest a portion of its returns into an adjacent scalable business. Improved access to capital for organic growth Lower cost of capital through optimization of capital structure Multiple expansion driven through application of the strategic model 1 3 4 Rationale for Combination 2 Potential for enhanced inorganic growth via public stock currency 16

Business Overview DAVID ROSENBERG

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Company Overview • FOUNDED IN 1986, more than three decades of experience in the sector • CORE BUSINESS in Debt Recovery Solutions • PROPRIETARY TECHNOLOGY PLATFORM leveraging AI and Machine Learning • SERVICED OVER $25 BILLION OF DEBT • DIVERSE REVENUE with innovative products like PAYCE platform • POSITIVE IMAGE from use of tech - driven recovery solutions instead of consumer collection calls Mission Statement “Our mission is to be not only the fastest growing and most efficient debt recovery provider in the market, but also a leading data analytics financial technology platform." 18

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Brian Maillian Chief Financial Officer Sheila Monroe Chief Operating Officer Jeff Shaffer VP, IT and Analytics Trudy Weiss Craig VP, General Counsel David Rosenberg Founder and CEO Ari Kopmar VP, Marketing and Innovation Experienced Management Team Maggie Adams VP, Operations Jonathan Wall VP, Growth and Partnerships 19

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Successful Track Record 20

36+ Years Operating History

unifund

Investments in the RDS technology platform enabled Unifund to grow, evolve, and diversify its revenue mix



1986 - 1995: Partnered with Kroger and NCR to provide a first-of-its-kind database-driven negative check file system
1986: Founded by David Rosenberg
1996: Developed proprietary account management system
1997: Formed a national attorney network
1999: Reached $1B(1) in face value
2001: Developed scalable consumer asset-identification techniques (PAYMETRIX AI)
2004: Created Legal Inventory Management (LIM) system
2004: Formed JV-partnership with a large publicly-traded debt buyer
2005: Reached $10B in face value
2007: Developed legal-decisioning algorithm (PAYMETRIX AD)
2012: Appointed Chief Compliance Officer and established Compliance Committee
2013: Reached $20B in face value
2015: Began selling data services via RDS
2016: Formed a strategic partnership between LexisNexis and RDS
2018: Closed credit facility accordion to fuel new purchases
2017: Closed new credit facility to facilitate growth
2019: Maintained ~$39mm in portfolio purchases
2020: Collections temporarily declined during COVID lockdowns, but rebounded during 2nd half of year
2021: Refinanced credit facility; reached $24B in face value
2022: Further developed PAYCE and RDS Analytics
Owned Portfolio Purchases
Third-Party Managed Services
1986
1996-2001
2002-2004
2005-2006
2007-2010
2011-2013
2014-2016
2017-2018
2019-2021
2022-2023E
Cumulative Face Value(1) ($ in millions)
(1) Cumulative Face Value charts shown at end of period (e.g., 2007-2010 bar is based on 2010's face value).

PROPRIETARY & CONFIDENTIAL - DO NOT DISTRIBUTE 21

Balance Sheet Third - Party Servicing Data and Analytics PAYCE • Yield - driven income from assets purchased and held on Unifund’s balance sheet • Strong returns on investments due to robust data analytics, distressed purchase pricing, and recovery rates • Fee - based income from third - party managed services • Longstanding relationships with the largest U.S. issuers of consumer debt serve as a barrier to entry to competitors • Linear revenue and expenses that result in an asset - light, scalable model • Fee - based income from data and analytics services • AI - based ‘wide and deep learning’ that transforms raw data into actionable insights • Various applications and scoring products for the consumer lending and real estate markets • Innovative rewards and cash - back platform • Enhances recoveries on serviced debt portfolios • Hundreds of merchants with thousands of locations • Fee - for - service, asset - light model Integrated Data Analytics Platform PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 22 Vision: Maximize the lifetime value for customers by connecting lenders and borrowers through an integrated offering that optimizes financial performance through superior data analytics, debt recovery solutios, and technology solutions

Unifund applies leading - edge data analytics and machine learning techniques to the customer lending sector to optimize debt recovery and drive successful financial results. 73% 27% Spot Forward Flow Purchase Type by Accounts Portfolio Breakdown (4) 88% 4% Debt Type 4% 4% Credit Card Consumer Judgment Other 37% 18% 5% 30% 9% Agency Level 2% Secondary Warehouse Tertiary Quaternary Primary Fresh Unifund at a Glance (1) EBITDA is a non - GAAP metric calculated as Operating Income + Depreciation & Amortization. Please see page 33 of this Presentation for a reconciliation to Operating Income. (2) Estimated remaining collections as of 03/31/2023 (3) Face Value of Unifund totals since inception. (4) Company estimates as of May 1, 2023. 61% 39% Spot Forward Flow PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 23 Purchase Type as Total Costs $5 2.2 mm $1 5 . 3 mm $2 5 0mm $25B+ $2B+ 2022 Revenue 2022 EBITDA (1) 120 Month Gross ERC (2) Debt Serviced (3) Gross Recoveries (3)

This innovative strategy offers enhanced recovery ratios and increases the lifetime value for the customer Unifund Debt Recovery PAYCE Alternative Payments Recovery Decision Science (“RDS”) leverages data analytics, machine learning capabilities, and alternative intelligence models to predict consumer payment patterns. RDS sells its scoring products to a nationwide network of financial institutions who use the data solutions to optimize lending and debt recovery portfolios is the largest consumer of RDS, employing its consumer - friendly proprietary analytics platform and scoring system to purchase and manage paying accounts on consumer debt portfolios utilizes RDS and other technologies to develop private - labeled, cash - back reward programs that form the core of Unifund’s Alternative Payment Program Financial and Data Analytics PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 24 Lifetime Value Versus Recovery Rates

Technology Overview JEFF SHAFFER

Technology-Enabled Growth Platform

unifund

Unifund Key Differentiators

Proprietary Data Analytics Platform

- Enables Unifund to identify undiscovered assets
- Determines likelihood of payment and expected magnitude
- Monitors account status in real-time

Sticky Relationships with Blue Chip Credit Issuers

- Owns or manages portfolios for the largest domestic issuers of credit cards
- Enables repeat transactions and allows for a lower concentration of risk

Innovative Portfolio Management Strategy

- Outsources non-legal channel collections to top-tier third-party collection agencies
- Maintains a partner network that includes a partner network of law firms, managing ~$921 million of active legal inventory

RDS Evolution – Power of Analytics

- Automating customer communication through AI allows debt recovery companies to scale their outreach
- Sources customer data with a unified overview of debt history, payment behaviors, etc. and enables lenders to understand the risk profile and identify potential defaulters
- Boosts human decision-making through solvency pattern detection and client behavior insights, enabling debt collectors to implement a proactive strategy
- AI embedded software collects data and enhances business intelligence by merging AI and ML solutions with Unifund's debt collection procedure

"We don't just buy data. We are the data."

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE

26

Third Party Servicing – Asset Light, Fee Based Income

unIFund

Unifund provides a fully customizable accounts receivable management tool for creditors that offers service options from pre-charge-off to post-judgment execution



Master Servicing: Offers reporting solutions to creditors, providing full transparency through all stages of account servicing



Agency and Legal Network: Provides solutions for pre-legal and legal collections via a vetted agency and attorney network



Judgment Enforcement: Helps identify appropriate accounts to pursue through litigation and enhances collectability of inventory

End-to-End Service Offerings

- ✓ Account Segmentation
- ✓ Bankruptcy and Probate Solutions
- ✓ Debt Settlement Solutions
- ✓ Consumer Portal and Payment Processing
- ✓ Account Segmentation

Analytical Models Help Build Products With the Highest Propensity to Pay

- ✓ Predictive Analytics
- ✓ Account Segmentation
- ✓ Suit Decisioning Score

Partner network includes over 55 active law firms, managing ~$921 million of active legal inventory

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 27

• Asset identification and multi - step verification tools • Uncovers hidden assets, bank accounts, real estate properties and jobs • Pre - litigation and post - judgment collection • Asset waterfall and allocation tools with enhanced recovery and planned cashflows • Exclusive partnerships and proprietary databases • Promotes better decision - making and enhances profits Asset Identification PAYMETRIX AI Account Decisioning PAYMETRIX AD and AD+ • Machine Learning and Logistic Regression - based models help analyze accounts, historical patterns and provide insights into future collection probability • Creates efficient litigation strategies alongside cost - benefit models to enhance value • Calculates net present value and Profitability Index to prioritize accounts for collection • Optimizes cost and minimizes waste of resources Finds accurate data from multiple sources Finds and delivers data from uncovered datasets Transforms raw data into actionable insights Improves collection rate and return yield RDS: Data Science and Analytics PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 28 Determines probability of payments by analyzing accounts and payment patterns

Innovative consumer - friendly rewards and cash - back platform that can be scaled to enhance paying accounts of traditionally “untapped” debt portfolios Reward Network features thousands of stores and restaurant locations across the U.S (1) Create an account for free on website and link a credit or debit card Shop online, at stores and at restaurants to start earning and link the card to unlock store offers Earn cash back or cash to pay down debts on everyday purchases with qualifying purchases Pay down debt in any account through reward network Digital Banking: PAYCE PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 29 Transactions are primarily funded by the merchants (1) As of December 31, 2022; Subject to change

Win - Win - Win Solution Architecture • Higher collection rates • Positive consumer interactions • Favorable brand association • Reduction/elimination of debt • Improved financial fitness • Tailored offers BRANDS • Lower cost of acquisition • Sizeable targeted prospect pool • Higher marketplace awareness Competitive Advantage • Strong relationships with the largest active consumer credit providers • Owned portfolio purchases and managed service opportunities provide balance between margin optimization and invested capital requirements • Strict on - boarding and regulatory compliance requirements serve as steep barriers to entry Key Metrics (1) 217,195 67,740 10,780 2022 YE Total Confirmed Registered Members 2022 New Confirmed Members 2022 Online Offers Rewarded 149,455 PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 30 2021 2022 Total Members 217,195 PAYCE Advantage (1) Active Users comprise of approximately 2 - 4% of Total Members as of December 31, 2022

Market Overview SHEILA MONROE

Markets Provide Significant Growth Opportunities Counter - Cyclical Business PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 32 (1) Source: Fortune Business Insights. (2) Source: The Business Research Company. (3) Sources: Federal Reserve Bank of New York Household Debt and Credit Report, company estimates. (4) Company estimates. Data and Analytics Mkt Size $308B (1) Analytics are plentiful on the creditworthiness of companies, but when credit bureau data falls short, there are fewer alternatives in the consumer space. RDS brings analytics and value - added “alternative” datasets Alternative Scoring Debt Recovery Mkt Size $148B (2) U.S. Consumer Debt is $16.9T with over $400 billion in default and less than 3% of this considered collectible (3) Debt Recovery Large addressable market • U.S. consumer credit volume has expanded over the past 10 years • Significant backlog of nonperforming debt on bank balance sheets Implication of recession • Large volume of target assets expected to come to market as banks are expected to be pressured by consumer debt rates • Increase in loan loss provisions of banks is generally a strong leading indicator Multiple Tailwinds (4)

• Inflation in the U.S. reached 40 - year highs in 2022 • Gas, food and electricity prices are on the rise Elevated Inflation • In Q3 2022 U.S. personal consumption expenditures expanded by 1.2% (4) More Consumer Spending Lower Savings 3 • In Q3 2022 U.S. credit card balances were up 15% YoY, marking the largest YoY increase in more than 20 years (2) Increased Credit Balances 4 • Delinquency rates on credit cards in the U.S. are up 4 consecutive quarters from the historic low in Q3 2021 (3) Raised Delinquency Rates 5 • U.S. credit card charge - off rates have been in the 1.5% to 3% range since the beginning of 2021 (3) • Unifund believes that these historically low levels are not sustainable and expects escalating delinquency rates leading to higher charge - off rates in the future Expected Higher Charge - off Rates 6 PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 33 (1) Source: Bureau of Economic Analysis. (2) Source: Q3 2022 Household Debt and Credit Report. Federal Reserve Bank of New York. (3) Delinquency Rate on Credit Card Loans, All Commercial Banks. Board of Governors of the Federal Reserve System. As of September 30, 2022. (4) Source: Conference - board.org Consumer Debt Reaching a Tipping Point 1 2 • U.S. savings rate as a percentage of disposable income declined to 2.4% in November 2022 (1)

Entrenched Relationships Unifund has preferential access to target assets due to longstanding relationships and an esteemed reputation with the largest U.S. issuers of consumer debt Regulatory Requirements The debt recovery business has strict on - boarding and regulatory compliance requirements, including hundreds of licensing and permitting requirements across different states Proprietary Technology Few at scale players can compete with the operational track record and decisioning capabilities of Unifund’s data analytics engine Integrated Product Solutions Unifund offers integrated solutions across data and analytics, debt recovery, and its alternative payments platform Innovative Channel Partnerships Unifund leverages technology and its partner legal network to scale its outreach without sacrificing the human touch PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 34 Strong Barriers to Entry

Financial Performance PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE BRIAN MAILLIAN

Robust Financial Performance PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 1. RESILIENT REVENUE GROWTH Despite the impact of the 2020 pandemic, Unifund generated total revenues of $52.2 million in 2022, slightly below $52.8 million in 2021. Furthermore, revenue in Q1 2023 was $13.1 million, a 13.0% increase from Q1 2022 revenue of $11.6 million. 2. OPTIMIZED CAPITAL STRUCTURE The capital infusion from the planned merger with Everest is expected to reduce interest expense, boost profitability, and provide the fuel to further accelerate the company’s shift towards scalable, high - growth initiatives like third - party debt servicing, data analytics, and recovery solutions. 3. ACCRETIVE ACQUISITIONS Our commitment to accretive tuck - in acquisitions creates additional opportunities for synergies, cost savings, and accelerated growth . 36

• Fee - based income from third - party managed services • Revenue and expenses linear due to outsourcing collections • No capital expenditures required • Fee - based income from licensing services • Enable lenders to optimize customer value and expand lifetime value • Proprietary technology with proven performance • Innovative rewards and cash - back platform • Enhance recoveries on Unifund and serviced debt portfolios • Minimal remaining capital expenditures required Servicing Data and Analytics PAYCE Attractive Asset - Light Growth Opportunities PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 37

Overview PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 38 Financial Overview – 2022 vs 2021 ($ in millions) (1) Information presented includes forecasts and other forward - looking information based on reports, industry publications and other third - party sources and is subject to significant, business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the prospectus to be issued by the Company in relation to the offering. Nothing in this presentation should be regarded as a representation by any person that these forecasts will be achieved and the Company undertakes no duty to update its forecasts. (2) EBITDA is a non - GAAP metric calculated as Operating Income + Depreciation & Amortization. See above for a Non - GAAP reconciliation to Operating Income. EBITDA margin equal s EBITDA / Revenue (3) Estimated remaining collections as of 03/31/2023 2021 2022 2023E (1) Fee Income $9. 8 $ 8 . 9 Revenue from Receivable Portfolio 43.0 41.3 Change in Recoveries 0.0 2.1 Total Revenues $ 52.8 $ 52.2 $ 63.3 Operating Expenses 39.9 37.4 42.2 Operating Income 12.9 14.8 21.1 Operating Margin 2 4. 4% 28. 4% 33.4% Operating Income 12.9 14.8 21.1 (+) Depreciation and Amortization 0.6 0.5 0. 4 EBITDA (2) 13.5 15.3 21.5 EBITDA Margin (2) 25.6% 29. 3% 34.0 % Current Performance • Current ERC (3) = $2 5 0mm • Stronger gross margins due to more effective recovery efforts Forecast • Revenue expected to increase through core debt purchasing business • Earnings expected to increase due to paydown of debt

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 39 Financial Overview – Q1 2023 vs Q1 2022 ($ in millions) (1) EBITDA is a non - GAAP metric calculated as Operating Income + Depreciation & Amortization. See above for a Non - GAAP reconciliation to Operating Income. EBITDA margin equal s EBITDA / Revenue (2) Estimated remaining collections as of 03/31/2023 Q1 202 2 Q1 202 3 YoY Growth % Fee Income $ 2 . 2 $ 2 . 5 Revenue from Receivable Portfolio 9.4 11.8 Change in Recoveries 0.0 (1.2) Total Revenues $ 11.6 $ 13.1 13.0% Operating Expenses 9. 0 10.0 Operating Income 2.6 3.2 23.1% Operating Margin 22 . 4% 24 . 0 % Operating Income 2.6 3.2 (+) Depreciation and Amortization 0. 1 0. 1 EBITDA (1) 2.7 3.2 18.5% EBITDA Margin (1) 23.3% 2 4 . 4% +1.1% 120 Month Gross ERC (2) = $250mm

Pro Forma Balance Sheet PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 40 ($ in millions) 3 /31/202 3 Transaction Pro Forma Assets Cash and Equivalents (1) $ 7 . 9 $ 49 . 4 $ 57.3 Investment in Receivables Portfolios, Net 10 3 . 0 - 10 3 . 0 Property and Equipment 1. 2 - 1. 2 Prepaid Expenses 1. 4 - 1. 4 Other Assets 1 . 0 - 1 . 0 Total Assets 11 4 . 5 49 . 4 164.0 Liabilities and Equity Loan Payables, Net 94.0 - 9 4 . 0 Accounts Payable 3. 7 - 3. 7 Other Liabilities 1 . 7 - 1 . 7 Equity 1 5 . 1 49.4 64.5 Total Liabilities & Equity 11 4 . 5 49.4 164.0 (1) Includes restricted and unrestricted cash

Closing Remarks PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE ADAM DOOLEY

Competitive Differentiators SUPERIOR BUSINESS PROPOSITION: We believe Unifund offers a n attractive value proposition with its asset - light business model, proprietary AI & ML technology, and strong regulatory barriers to entry. ROBUST FINANCIAL PERFORMANCE: Our business model generates 2 5%+ EBITDA margins (1) , showcasing our efficiency and profitability. Title: Leading the Transformation in Specialty Finance ESTABLISHED TRACK RECORD: With over 30 years in the industry, Unifund has serviced more than $25 billion of debt, showcasing our robust and resilient business model. INNOVATION - DRIVEN: Our proprietary technology harnesses AI and Machine Learning to streamline collection and recovery processes, setting us apart from competitors. SCALABILITY & GROWTH: Our strategic combination with Everest positions us for the next phase of growth with a significantly enhanced capital structure. Unifund is a compelling investment opportunity, merging robust financials, innovative technology, and a dynamic business model geared for scalable growth. PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE 42 (1) EBITDA margin equals EBITDA / Revenue

PROPRIETARY & CONFIDENTIAL – DO NOT DISTRIBUTE Public Direct Comparables (1) (1) Source: S&P Cap IQ as of July 10, 2023 (2) Enterprise Value calculation per S&P CAP IQ (3) Information presented includes forecasts and other forward - looking information based on reports, industry publications and other third - party sources and is subject to significant, business, economic, regulatory and competitive uncertainties and contingenci es, many of which are beyond the control of the Company and its management and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that c oul d cause these variations, please consult the “Risk Factors” section of the prospectus to be issued by the Company in relation to the offering. Nothing in this pr esentation should be regarded as a representation by any person that these forecasts will be achieved and the Company underta kes no duty to update its forecasts. (4) Debt balance equals current portion of long - term debt plus long - term debt balance as of 03/31/2023 per S&P CAP IQ; EBITDA is a non - GAAP metric ; Encore and PRA Group EBITDA per S&P Cap IQ estimates; EBITDA margin based on 2023E EBITDA. Please see page 38 of this Prese nta tion for a reconciliation to Operating Income. (5) Interest coverage defined as 2023E EBITDA / 202 3E Interest Expense for UniFund ; Interest coverage for Encore and PRA Group per S&P Cap IQ estimates defined as 2023E EBITDA / 2023E Interest Expense (6) Calculated based on 2023E EBITDA Enterprise Value (2) $23 2 $4, 092 $ 3,809 2023E Revenue (3) $ 63 $1 ,166 $7 85 2023E EBITDA (3)(4) $ 2 2 $419 $1 04 EBITDA Margin (4) (6) 34% 31% 1 3 % Debt/2023E EBITDA (3)(4) 4 . 3 x 7.4x 2 8 . 8 x Interest Coverage (5) 2 . 6 x 2. 1 x 0 . 6 x EV/2023E EBITDA (3)(4) 10 . 5 x 9.8 x 36. 6 x ($ in millions) 43